UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2017

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2017, Immune Pharmaceuticals Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share for the preceding 30 consecutive business days as required by NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The NASDAQ Capital Market under the symbol “IMNP” at this time.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until June 2, 2018, to regain compliance with NASDAQ Listing Rule 5550(a)(2). Compliance can be achieved automatically and without further action if the closing bid price of the Company’s stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period, in which case NASDAQ will notify the Company of its compliance and the matter will be closed.

If, however, the Company does not achieve compliance with the Minimum Bid Price Requirement by June 2, 2018, the Company may be eligible for additional time to comply. In order to be eligible for such additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify NASDAQ in writing of its intention to cure the deficiency during the second compliance period.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. However, there may be events or results in the future that we are not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under Item 1A. Risk Factors and elsewhere in the Company's Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission, as well as the risks and uncertainties related to the actions and decisions of NASDAQ. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. There can be no assurance that following the hearing, the Panel will determine to continue to allow the listing of the Company’s common stock on the Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	Chief Executive Officer

Date: December 6, 2017